Exhibit 10.1

FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT

THIS FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT (this “Amendment”), dated as of October 26, 2023 (“Amendment Date”), is entered into by and among (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), (iii) Meteora Strategic Capital, LLC (“MSC”) (with MCP, MSTO and MSC collectively as “Seller”), (iv) noco-noco Inc. (f/k/a Prime Number Holding Limited), an exempted company with limited liability incorporated under the laws of the Cayman Islands (“PubCo”), and (v) NOCO-NOCO PTE. LTD., a Singapore private company limited by shares (“Target”).

Reference is hereby made to the OTC Equity Prepaid Forward Transaction, dated as of August 13, 2023 (as amended from time to time, the “Confirmation”), by and among Seller, PubCo and Target. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Confirmation.

On August 25, 2023 (“Prepayment Date”), PubCo, PNAC and Target completed the Business Combination, and accordingly, the Seller delivered a Pricing Date Notice to commence the Transaction.

1.	Amendment: The parties hereto agree to amend the Confirmation as follows:

a.	The section titled “Prepayment Amount” shall be deleted in its entirety and replaced with the following.

Prepayment Amount:	Prior to the Amendment Date, a cash amount equal to the product of (i) the Number of Shares as set forth in a Pricing Date Notice delivered prior to the Amendment Date and (ii) the Initial Price less (y) the Prepayment Shortfall.

On and after the Amendment Date, $0

b.	The section titled “Prepayment” shall apply only to the Pricing Date Notice delivered prior to the Business Combination and shall have no further effect after the Amendment Date.

c.	The section titled “Prepayment Shortfall” shall be deleted in its entirety and replaced with the following.

Prepayment Shortfall:	An amount in USD equal to $500,000; paid by Seller to Counterparty on the Prepayment Date (which amount shall be netted from the Prepayment Amount).

d.	The section titled “Prepayment Shortfall Consideration” shall be deleted in its entirety and replaced with the following.

Prepayment Shortfall Consideration:	Seller in its sole discretion may sell Recycled Shares at any time following the Trade Date but no earlier than 30 trading days after the Amendment Date and at any sales price, without payment by Seller of any Early Termination Obligation (as defined below) until such time as the proceeds from such sales equal 100% of the Prepayment Shortfall (as set forth under Shortfall Sales below) (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered hereunder, and (b) an Optional Early Termination, subject to the terms and conditions herein applicable to Terminated Shares, when an OET Notice (as defined below) is delivered hereunder, in each case the delivery of such notice in the sole discretion of the Seller (as further described in Sections “Optional Early Termination” and “Shortfall Sales”).

e.	The section titled “Share Consideration” shall be deleted in its entirety and replaced with the following.

Share Consideration:	In addition to the Prepayment Amount, Counterparty has paid directly from the Trust Account, on the Prepayment Date, an amount equal to the product of (x) 150,000 and (y) the Initial Price. Upon execution of this Amendment, 1,999,998 Recycled Shares shall be released to the Seller as additional Share Consideration. The Shares purchased with the Share Consideration (the “Share Consideration Shares”) shall be incremental to the Maximum Number of Shares, shall not be included in the Number of Shares in this Transaction, and the Seller and the Share Consideration Shares shall be free and clear of all obligations with respect to the Seller and such Share Consideration Shares in connection with this Confirmation.

f.	The section titled “Number of Shares” shall be deleted in its entirety and replaced with the following.

Number of Shares:

Prior to the Amendment Date, the sum of (i) the number of Recycled Shares plus (ii) the number of Additional Shares, but in no event more than the Maximum Number of Shares.

On and after the Amendment Date, the number of Additional Shares, but in no event more than the Maximum Number of Shares.

The Number of Shares is subject to reduction only as described under “Optional Early Termination.”

g.	The section titled “Maximum Number of Shares” shall be deleted in its entirety and replaced with the following.

Maximum Number of Shares:	Initially 3,000,000 Shares as of immediately after the Amendment Date (the “Purchased Amount”); upon the occurrence of a Dilutive Offering Reset, a number of Shares equal to the quotient of (i) the Purchased Amount divided by (ii) the quotient of (a) the price of such Dilutive Offering divided by (b) the Initial Price. For the avoidance of doubt, any adjustment pursuant to a Dilutive Offering Reset shall only result in an increase to the Maximum Number of Shares.

h.	The section titled “Additional Shares” shall be deleted in its entirety and replaced with the following.

Additional Shares:

The Seller will purchase Additional Shares from the Counterparty at any date prior to the Valuation Date at the Initial Price, with such number of Shares to be specified in a Pricing Date Notice as Additional Shares subject to 9.9% ownership limitations which may be waived by Seller at its sole discretion; provided that such number of Additional Shares that may be purchased from the Counterparty shall not exceed prior to the Amendment Date (x) the Maximum Number of Shares, minus (y) the Recycled Shares, and on and after the Amendment Date, the Maximum Number of Shares. For the avoidance of doubt, any Additional Shares purchased by Seller will be included in the Number of Shares for all purposes. Following the execution of this Amendment, the Seller will initially purchase 3,000,000 Additional Shares from the Counterparty pursuant to this section and the Counterparty shall be deemed to have delivered the Prepayment Amount with respect to such 3,000,000 Additional Shares in compliance with the “Prepayment” section.

The Counterparty and the Seller acknowledge and agree that the issuance of 3,000,000 Additional Shares by the Counterparty to the Seller shall discharge any obligation of the Counterparty to deliver cash or issue Shares to the Seller pursuant to the “Shortfall Sales” section.

For the avoidance of doubt, the issuance of any Additional Shares shall not constitute a VWAP Trigger Event.

i.	The section titled “VWAP Trigger Event” shall be deleted in its entirety and replaced with the following.

VWAP Trigger Event:	An event that occurs if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $0.01 per Share.

j.	The section titled “Reimbursement of Legal Fees and Other Expenses” shall be deleted in its entirety and replaced with the following.

Reimbursement of Legal Fees and Other Expenses:

In connection with the Transaction prior to the Amendment Date, together with the Prepayment Amount, Counterparty shall pay to Seller an amount equal to (a) the reasonable and documented attorney fees and other reasonable out-of-pocket expenses related thereto actually incurred by Seller or its affiliates in connection with this Transaction, not to exceed $25,000 in the aggregate and (b) expenses actually incurred in connection with the acquisition of the Recycled Shares in an amount not to exceed $0.06 per Recycled Share.

Each of the Seller and the Counterparty shall bear their respective costs and expenses (including attorney fees) related to the Amendment.

Counterparty shall also pay to Seller, a quarterly fee of $5,000 (payable at the Closing Date, prorated to account for any days remaining in the quarter, and upon the first day of each subsequent quarter) in consideration of certain legal and administrative obligations in connection with this Transaction, including, without limitation, legal, structuring and documentation, entity maintenance, account set-up, and ongoing audit fees.

2.

No Other Amendments. All other terms and conditions of the Confirmation shall remain in full force and effect and the Confirmation shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

3.

Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

4.

Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Confirmation and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Confirmation are ratified and confirmed and continue in full force and effect. All parties hereby agree that the Confirmation, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

5.	THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

METEORA CAPITAL PARTNERS, LP; METEORA SELECT TRADING OPPORTUNITIES MASTER, LP; and METEORA STRATEGIC CAPITAL, LLC

By:	/s/ Vik Mittal
Name: Vik Mittal Title: Managing Member

NOCO-NOCO INC.

By:	/s/ Masataka Matsumura
Name: Masataka Matsumura Title: Director and CEO

NOCO-NOCO PTE. LTD.

By:	/s/ Masataka Matsumura
Name: Masataka Matsumura Title: Director and CEO